                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by Registrant / x /

Filed by a Party other than the Registrant /   /

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[x] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        Nobel Education Dynamics, Inc.
                 (Name of Registrant As Specified in Charter)


 (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1)  Title of each class of securities to which transaction applies:
                  N/A

    2)  Aggregate number of securities to which transaction applies:
                  N/A

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  N/A

    4)  Proposed maximum aggregate value of transaction:
                  N/A

    5)  Total fee paid:
                  N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
                  N/A

    2)  Form, Schedule, or Registration Statement No.:
                  N/A

    3)  Filing party:
                  N/A

    4)  Date filed:
                  N/A

                        NOBEL EDUCATION DYNAMICS, INC.



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 19, 1998



To the Stockholders:

   The 1998 Annual Meeting of Stockholders of Nobel Education Dynamics, Inc. will be held at 10:00 a.m. on November 19, 1998 at Chesterbrook Academy Elementary School, 1190 McDermott Drive, West Chester, Pennsylvania (telephone:
(610) 719-0240)) for the following purposes:

1. To elect two directors to serve for a three-year term.

2. To ratify the selection of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for fiscal year ended June 30, 1999.

3. To consider and vote on a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Nobel Learning Communities, Inc."

4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   Only stockholders of record at the close of business on September 25, 1998 will be entitled to notice of, and to vote at, the Meeting and any adjournment or adjournments thereof.

   Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

   All stockholders are cordially invited to attend the Meeting in person. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. Any stockholder attending the Meeting may vote in person even if he or she returned a proxy.

                                 Sincerely,


                                 /s/ Yvonne DeAngelo

                                 Yvonne DeAngelo
                                 Vice President - Finance and
                                 Administration and Secretary
Media, PA
October 1, 1998

                                   CONTENTS

Solicitation of Proxy, Revocability and Voting.........................  1

Security Ownership.....................................................  3

Proposal 1:  Election of Directors.....................................  7

Proposal 2:  Ratification of Appointment of Independent Accountants.... 12

Proposal 3:  Amendment to Certificate of Incorporation
  To Change the Name of the Company.................................... 13

Executive Compensation................................................. 14

Stock Performance...................................................... 20

Compliance with Section 16(a) of the Securities Exchange Act of 1934... 21

Certain Relationships and Related Transactions......................... 21

General Information.................................................... 22

Deadline for Receipt of Stockholder Proposals.......................... 22

                        NOBEL EDUCATION DYNAMICS, INC.

                                PROXY STATEMENT



                SOLICITATION OF PROXY, REVOCABILITY AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Nobel Education Dynamics, Inc., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders (the "Meeting") to be held on November 19, 1998. Only stockholders of record on September 25, 1998 will be entitled to notice of, and to vote at, the Meeting. Each share of common stock ("Common Stock") outstanding on the record date is entitled to one vote on each matter to be considered; and each share of preferred stock ("Preferred Stock") is entitled to the number of votes on each matter to be considered equal to the number of full shares of Common Stock into which such share of Preferred Stock is convertible (calculated by rounding any fractional share down to the nearest whole number). As of the record date of the meeting, each share of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock was convertible into .2940, 0.25 and 0.25 shares of Common Stock, respectively. On September 16, 1998, the Company had 6,121,365 shares of Common Stock, 1,029,712 shares of Series A Preferred Stock, 2,500,000 shares of Series C Preferred Stock and 1,063,830 shares of Series D Preferred Stock issued and outstanding.

    The Company's principal executive offices are located at Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to stockholders is October 1, 1998.

QUORUM AND VOTING

    The presence at the Meeting, in person or by proxy, of the holders of shares representing a majority of the votes represented by the Common Stock and Preferred Stock is necessary to constitute a quorum for the transaction of business. The holders of the Common Stock and the Preferred Stock vote together, and not as a separate class, on all matters to be submitted to stockholders at the Meeting. The election of directors will be determined by a plurality vote and the two nominees receiving the most "FOR" votes will be elected. Approval of the proposal to ratify the selection of auditors will require the affirmative vote of the holders of a majority of the votes represented by the shares of the Company's Common Stock and Preferred Stock present at the Meeting in person or by proxy and entitled to vote. The affirmative vote of at least a majority of the votes represented by the outstanding shares of the Company's Common Stock and Preferred Stock will be required to approve the proposed amendment to the Certificate of Incorporation to change the name of the Company. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Similarly, any "broker nonvotes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors, although they would be counted as present for purposes of determining the existence of a quorum. Other than with respect to the election of directors, all other matters that come before the Meeting require either an approval of a majority of the votes represented by the shares of stock present and entitled to vote thereon or a majority of the votes represented by the shares of stock outstanding. Therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes will be treated as shares not entitled to vote and will not be included in the calculation of the number of votes represented by shares present and entitled to vote. Accordingly, broker non-votes will have no effect on the outcome of the proposal to ratify the selection of auditors, but will have the effect of a vote against the proposed amendment to the Certificate of Incorporation to change the name of the Company.

REVOCABILITY OF PROXIES

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company or by the presentation at the Meeting of an instrument of revocation or a duly executed proxy bearing a later date.
It also may be revoked by attendance at the Meeting and the casting of a written ballot in person. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with instructions or, as to any matter as to which no instructions are given, for the election of the proposed nominees and in favor of Proposals 2 and 3.

SOLICITATION

    The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy, and any additional material which may be furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor. The Company has engaged Stocktrans, Inc., the transfer agent for the Company's Common Stock and Preferred Stock, to solicit proxies and distribute materials to brokerage houses, banks, custodians and other nominee holders. The Company will pay Stocktrans approximately $4,000 for these services.

                              SECURITY OWNERSHIP

Common Stock

    The following table shows information concerning the beneficial ownership of the Company's Common Stock as of August 3, 1998 by each director, by each executive officer named in the Summary Compensation Table appearing elsewhere in this proxy statement, by all directors and executive officers as a group, and by each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days of August 3, 1998 through the exercise of any stock option or right or conversion of any convertible security or otherwise. As of August 3, 1998, the only persons or group of persons known to the Company as beneficially owning more than 5% of the outstanding Common Stock of the Company were the following: A. J. Clegg; Allied Capital Corporation and affiliates; Edison Venture Fund II, L.P.; Gintel Asset Management, Inc.; and KU Learning, L.L.C. The addresses of such holders of more than 5% of the outstanding Common Stock is set forth in the footnote relating to their holders.

                                         Number of Shares
          Name of Beneficial Owner       of Common Stock         Percent of
          ------------------------       Beneficially Owned      Class (1)
                                         ------------------      ---------
          A. J. Clegg                      556,573     (2)         8.68%
          Edward H. Chambers                18,230     (3)         *
          John R. Frock                     45,533     (4)         *
          Peter H. Havens                   13,109     (5)         *
          Morgan R. Jones                   13,750     (6)         *
          John Martinson                   670,032     (7)         9.92%
          Eugene Monaco                      2,250     (8)         *
          William L. Walton              1,107,255     (9)        15.32%
          Robert Zobel                       7,704    (10)         *
          B. Robin Eglin                     9,667    (11)         *
          Barry S. Swirsky                   8,333    (12)         *
          Allied Capital Corporation     1,106,255    (13)        15.31%
          Edison Venture Fund II, L.P.     654,032    (14)         9.69%
          Gintel Asset Management, Inc.    492,500    (15)         8.05%
          KU Learning, L.L.C.            1,283,500    (16)        20.97%
          All directors and executive    1,367,147    (17)        19.21%
             officers as a group
             (15 persons)

          *  Less than 1%.                         [See notes on following page]

(1) The percentages of class set forth in the table reflect the percentage of outstanding Common Stock currently owned by each holder listed and the percentage of outstanding Common Stock which would be owned by each such holder giving effect to the conversion of all shares of Preferred Stock and exercise of all options and warrants held by such holder, but not to such conversion or exercise by any other person.

(2) Consists of 251,887 shares of Common Stock currently outstanding, 140,385 shares issuable upon conversion of the Company's Series A Preferred Stock, 100,806 shares issuable upon conversion of the Company's Series C Preferred Stock, 20,161 shares issuable upon the exercise of warrants and 43,334 issuable upon exercise of currently exercisable stock options. Mr. Clegg is the beneficial owner of 66,572 of the 251,887 shares of Common Stock currently outstanding by virtue of his right to vote shares held of record by his children and 2,500 of such shares by virtue of ownership of shares of record by his spouse. Does not include shares owned by Mr. Clegg's adult children with respect to which he has no voting rights, as to which he disclaims beneficial ownership. A. J. Clegg's address is c/o Nobel Education Dynamics, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063.


(3) Consists of 10,250 shares of Common Stock which Mr. Chambers has the right to purchase upon the exercise of currently exercisable options, 1,470 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock, and 6,510 shares of Common Stock held by Mr. Chambers.

(4) Consists of 13,333 shares of Common Stock which Mr. Frock has the right to purchase upon the exercise of currently exercisable options, 14,700 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock and 17,500 shares of Common Stock held by Mr. Frock.

(5) Consists of 7,750 shares of Common Stock which Mr. Havens has the right to purchase upon the exercise of currently exercisable options, 3,234 shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock held by Mr. Havens, and 2,125 shares of Common Stock held by Mr. Havens.

(6) Consists of 1,000 shares of Common Stock which Mr. Jones has the right to purchase upon the exercise of currently exercisable options and 12,750 shares of Common Stock held by Mr. Jones. Does not include shares owned by Mr. Jones's spouse and adult children as to which he disclaims beneficial ownership.

(7) Includes 15,000 shares held in account for Mr. Martinson's three minor children, for which Mr. Martinson is custodian and 1,000 shares which Mr. Martinson has the right to purchase upon the exercise of currently exercisable options. Mr. Martinson is a managing partner of Edison Partners II, the general partner of Edison Venture Fund II, L.P. By virtue of his position as managing partner, Mr. Martinson may under the SEC's rules also be deemed a beneficial owner of the shares owned by Edison Venture Fund II, L.P. (See footnote 14.) (These shares are also included in shares reflected as owned by Mr. Martinson in the table.) Mr. Martinson disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(8) Consists of 500 shares of Common Stock which Mr. Monaco has the right to purchase upon the exercise of currently exercisable options and 1,750 shares of Common Stock held by Mr. Monaco.

(9) Mr. Walton is Chief Executive Officer of Allied Capital Corporation. By virtue of his position as Chief Executive Officer, Mr. Walton may under the SEC's rules also be deemed a beneficial owner of the shares owned by Allied Capital Corporation and its affiliates. (See footnote 13.) (These shares are also included in shares reflected as owned by Mr. Walton in the table.) Mr. Walton disclaims beneficial ownership of such shares. Mr. Walton also owns 1,000 shares of Common Stock directly.

(10) Consists of 3,000 shares of Common Stock held by Mr. Zobel and 4,704 shares of Common Stock issuable upon the conversion of shares of the Company's Series A Preferred Stock held by a partnership of which Mr. Zobel is general partner. Does not include 400 shares of Common Stock held in a custodian account for Mr. Zobel's children, of which Mr. Zobel's wife is custodian, as to which Mr. Zobel disclaims beneficial ownership.

(11) Consists of 1,000 shares of Common Stock held by Mr. Eglin and 8,667 shares of Common Stock which Mr. Eglin has the right to purchase upon the exercise of currently exercisable options.

(12) Consists of 8,333 shares of Common Stock which Mr. Swirsky has the right to purchase upon the exercise of currently exercisable options.

(13) Consists of an aggregate of 265,958 shares of Common Stock issuable upon the conversion of the Company's Series D Preferred Stock and 840,298 issuable upon the exercise of warrants held by Allied Capital Corporation and Allied Investment Corporation. Allied Capital Corporation and affiliates have their principal executive offices at 1666 K St., N.W., Suite 901, Washington, DC 20006.

(14) Consists of 25,000 shares of Common Stock held by the Edison Venture Fund II, L.P., 524,193 shares of Common Stock issuable upon the conversion of the Company's Series C Preferred Stock held by the Edison Venture Fund II, L.P. and 104,839 shares issuable upon the exercise of warrants held by the Edison Venture Fund II, L.P. Mr. Martinson is a general partner of Edison Partners II, L.P. which is the sole general partner of Edison Venture Fund II, L.P. By virtue of such position, Mr. Martinson and other affiliates of Edison Venture Fund II, L.P., may under the SEC's rules also be deemed a beneficial owner of these shares. Such individuals disclaim beneficial ownership of the shares beneficially owned by Edison Venture Fund II, L.P., except to the extent of their pecuniary interest therein. Edison Venture Fund II, L.P. has its principal executive office at 997 Lenox Drive #3, Lawrenceville, New Jersey 08648.

(15) Based on a Schedule 13G filed with the SEC on February 3, 1998. Gintel Asset Management is the investment advisor to various investors and, pursuant to contractual relationships with such investors, has the right to vote and dispose of these shares. Robert M. Gintel, is Chief Executive Officer and 100% shareholder of Gintel Asset Management, Inc., whose business address is 6 Greenwich Office Park, Greenwich, CT 06831.

(16) Based on a Schedule 13D filed with the SEC on January 16, 1998 and amended June 2, 1998. Shares are beneficially owned by KU Learning, L.L.C. and its affiliates. The business address of such persons is 844 Moraga Drive, Los Angeles, CA 90049.

(17) Consists of shares shown as beneficially held by all natural persons in this table, and an additional 5,175 shares owned by executive officers
      (five) not named in the table and 16,791 shares of Common Stock which such executive officers have the right to purchase upon the exercise of currently exercisable options.

Preferred Stock

     The following table shows information concerning the beneficial ownership of the Company's Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as of June 30, 1998 by each director, by each executive officer named in the Summary Compensation Table appearing elsewhere in this proxy statement, by all directors and executive officers as a group and by each person who is known to the Company to be the beneficial owner of more than 5% of any series of Preferred Stock. Directors and executive officers omitted from a section of the following table do not beneficially own any shares of the series of Preferred Stock to which such section relates.

     Name of                                                 Number of Shares       Percent
     Security        Name of Beneficial Owner (1)           of Preferred Stock      of Class
                                                            Beneficially Owned
     ---------------------------------------------------------------------------------------------
     Series A        Edward H. Chambers                           5,000                0.49%
     Preferred       A. J. Clegg                                477,500               46.42%
     Stock           John R. Frock                               50,000                4.86%
                     Peter H. Havens                             11,000                1.07%
                     Emanuel Shemin                             101,487                9.87%
                     Robert Zobel                                16,000  (2)           1.56%
                     All directors and executive officers       559,500               54.39%
                     as a group (15 persons)
     ---------------------------------------------------------------------------------------------
     Series C        A. J. Clegg                                403,226               16.13%
     Preferred       Edison Venture Fund II, L.P.             2,096,774               83.87%
     Stock           John Martinson                           2,096,774  (3)          83.87%
                     All directors and executive officers     2,500,000  (3)         100.00%
                     as a group (15 persons)
     ---------------------------------------------------------------------------------------------
     Series D        Allied Capital Corporation               1,063,830  (4)         100.00%
     Preferred       William L. Walton                        1,063,830  (4)         100.00%
     Stock           All directors and executive officers             0
                     as a group (15 persons)
     ---------------------------------------------------------------------------------------------

(1) As reflected on the records of the Company's transfer agent, Mr. Shemin's address is 800 South Ocean Blvd. LPH4, Boca Raton, FL 33432. Mr. Clegg's address is c/o Nobel Education Dynamics, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063. Ms. Katz's address is Edith J. Bogert School, 391 W. Saddle River Road, Upper Saddle River, NJ 07458. Edison Venture Fund II, L.P. has its principal executive office at 997 Lenox Drive #3, Lawrenceville, New Jersey 08648. Allied Capital Corporation and affiliates have their principal executive offices at 1666 K St., N.W., Suite 901, Washington, DC 20006.

(2)  By partnership of which Mr. Zobel is a general partner.

(3) John Martinson is a general partner of Edison Partners II, L.P. which is the sole general partner of Edison Venture Fund II, L.P. By virtue of such position, Mr. Martinson may under the SEC's rules also be deemed a beneficial owner of these shares. Mr. Martinson disclaims beneficial ownership of the shares beneficially owned by Edison Venture Fund II, L.P., except to the extent of his pecuniary interest therein.

(4) Shares are owned by Allied Capital Corporation and Allied Investment Corporation. Mr. Walton is Chief Executive Officer of Allied Capital Corporation. By virtue of his position as Chief Executive Officer, Mr. Walton may under the SEC's rules also be deemed a beneficial owner of the shares owned by Allied Capital Corporation and its affiliates. (These shares are also included in shares reflected as owned by Mr. Walton in the table.) Mr. Walton disclaims beneficial ownership of such shares.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

                             (Item 1 on Proxy Card)

NOMINEES

  At the Meeting, two directors are to be elected to serve for a three year term and until their successors have been duly elected and qualified. The entire Board of Directors consists of eight persons. Directors will be elected by a plurality of the shares present and voting at the meeting. If so authorized, the persons named in the accompanying proxy card intend to vote for the election of each nominee. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. If any of the nominees are not available to serve at the time of the Meeting, the persons named in the proxies may vote the proxies for such other persons as they may choose unless the Board of Directors reduces the number of directors to be elected.

  Of the two nominees for election, Morgan R. Jones is currently a director and William L. Walton is a new nominee. John Martinson, who has been a director since 1994, is retiring as of the date of the annual meeting. On September 17, 1998, the Board of Directors accepted the resignation from the Board of Janet L. Katz and appointed Robert Zobel to fill the vacancy created by her resignation.

  The names of the nominees and the current directors, and certain information about them, are set forth below:

       Name of Nominee     Age   Principal Occupation                        Director
       or Director                                                           Since
- ---------------------------------------------------------------------------------------
Nominees for a term expiring in 2001 (Class II Directors):
      Morgan R. Jones      58    Partner and Chairman of Drinker              1991
                                 Biddle & Reath

      William L. Walton    49    Chairman, President and Chief Executive
                                 Officer of Allied Capital Corporation

Continuing Directors with a term expiring in 1999 (Class III Directors):

      Edward Chambers      61    Executive Vice President-Finance and         1988
                                 Administration of Wawa, Inc.

      A. J. Clegg          59    Chairman of Board of Directors, President    1992
                                 and Chief Executive Officer of the
                                 Company

      Peter H. Havens      44    Executive Vice President of Bryn Mawr        1991
                                 Bank Corporation

Continuing Directors with a term expiring in 2000 (Class I Directors):

      John R. Frock        55    Executive Vice President - Corporate         1992
                                 Development and Assistant Secretary of the

                                 Company

      Eugene G. Monaco     70    Judge, Delaware County Court (retired)       1995

      Robert Zobel         50    Chief Financial Officer of Mars, Inc.        1998

Retiring Director

      John H. Martinson    50    Managing Partner of Edison Venture Fund      1994


  The following description contains certain information concerning the nominees, including current positions and principal occupations during the past five years.

Edward H. Chambers. Mr. Chambers has served as Executive Vice President - Finance and Administration of Wawa, Inc. since March 1988. During the period April 1984 through March 1988, he served as President and Chief Executive Officer, and as a director, of Northern Lites, Ltd., an owner and operator of quick-service restaurants operating pursuant to a franchise from D'Lites of America, Inc. From 1982 to July 1984, Mr. Chambers was President - Retail Operations of Kentucky Fried Chicken Corp., a franchiser of quick-service restaurants. He is also a director of Riddle Memorial Hospital.

A.J. Clegg. Mr. Clegg was named Chairman of the Board and Chief Executive Officer of the Company on May 29, 1992. Since 1989, Mr. Clegg has also served on the Advisory Board of Drexel University and, in 1996, was named as a member of the Board of Trustees of Drexel University. Since June 1990, Mr. Clegg has also served as the Chairman and CEO of JBS Investment Banking, Ltd., which provides investment management and consulting services to businesses and formerly provided services to the Company through an Administrative Services Agreement. Mr. Clegg's responsibilities for JBS Investment Banking, Ltd. do not require material amounts of his time. In 1979, he formed Empery Corporation, an operator of businesses in the cable television and printing industries, and held the offices of Chairman, President and CEO during his tenure (1979-1993). In addition, Mr. Clegg served as Chairman and CEO of TVC, Inc. (1983-1993), a distributor of cable television components; and Design Mark Industries (1988-
1993), a manufacturer of electronic senswitches. Mr. Clegg has also served on the board of directors of Ferguson International Holdings, PLC, a United Kingdom company, from March 1990 to April 1991; and was Chairman and CEO of Globe Ticket and Label Company from December 1984 to February 1991.

John R. Frock. Mr. Frock was named Executive Vice President - Corporate Development on August 1, 1994. Mr. Frock was elected to the Board of Directors of the Company on May 29, 1992. From 1992 to 1995, Mr. Frock was the President and Chief Operating Officer of JBS Investment Banking, Ltd., which provided investment management and consulting services to businesses (which included the Company). Mr. Frock served as the Chairman and Chief Executive Officer of Avant Guarde Enterprises, Ltd. from March 1992 through August 1996. Prior to that, Mr. Frock was President and Chief Operating Officer of SBF Communications Graphics, a business forms printer located in Philadelphia, PA; President of Globe Ticket and Label Company; and President of the Graphics Group of Empery Corporation.

Peter H. Havens. Mr. Havens has been Executive Vice President of Bryn Mawr Bank Corporation since May 1995 overseeing the Investment Management and Trust Division. From 1982 through May 1995, Mr. Havens served as manager of Kewanee Enterprises, a private investment firm located in Bryn Mawr, Pennsylvania. He is also Chairman of the Board of Directors of Petroferm, Inc. and a director of Bryn Mawr Bank Corporation, Ursinus College and Independence Seaport Museum.

Morgan R. Jones. Mr. Jones has been a partner in the law firm Drinker Biddle & Reath, Philadelphia, Pennsylvania since 1970, and is presently Chairman of the firm.

John Martinson. Mr. Martinson is Managing Partner of Edison Venture Fund which he founded in 1986. He also serves on the Board of Directors of the National Venture Capital Association, Dendrite International, Inc. and eleven private companies.

Eugene G. Monaco. Mr. Monaco has both a J.D. from Temple Law School and M.S. in Mechanical Engineering from the University of Delaware and, from January 1, 1990 until his retirement in late 1995, served as a Judge for the Delaware County District Court. He also served as an Instructor in Kinematics and Dynamics at Drexel University, a Lecturer in child abuse at Penn State University, and was the Chief Negotiator for the Rose Tree Media School Board. He also served as Assistant District Attorney in Media, Pennsylvania and Engineering Negotiator for Westinghouse Electric for 32 years.

William L. Walton. Mr. Walton has been President, Chairman and Chief Executive Officer of Allied Capital Corporation since 1997 and is Chairman of Business Mortgage Investors, Inc. Mr. Walton was chief executive officer of Success Lab, Inc., which engages in children's educational services, from 1993 to 1996; chief executive officer of Language Odyssey, which engages in educational publishing and services from 1992 to 1996; and managing director of Butler Capital Corporation from 1987 to 1991.

Robert Zobel. Mr. Zobel has been Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of MARS, Inc. since February 1996. From 1974 through February 1996, Mr. Zobel was associated with Deloitte & Touche LLP (formerly Touche Ross & Co.) as an employee and since September 1981 as a partner. Mr. Zobel earned a B.A. degree from Claremont McKenna College, a J.D. degree from Willamette University College of law and a LLM degree in tax from Boston University.

  John Martinson serves on the Board as the designee of Edison Venture Fund II, L.P., the majority holder of the Series C Convertible Preferred Stock and warrants, which was issued in August 1994. William Walton serves on the Board as the designee of Allied Capital Corporation, the holder of all of the Series D Convertible Preferred Stock, a $10,000,000 Subordinated Promissory Note and warrants.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 31, 1997 and six meetings during the fiscal year June 30, 1998. In addition, the Board of Directors adopted resolutions by unanimous consent three times during the 1997 fiscal year and one time during the 1998 fiscal year. Each member of the Board of Directors attended at least 75% of the aggregate of the number of meetings of the Board and Board Committees of which he or she was a member during each of fiscal 1997 and fiscal 1998, except Janet Katz who did not attend two of the meetings of the Board of Directors in each of fiscal 1997 and fiscal 1998 and John Martinson who did not attend two of the meetings of the Board of Directors in fiscal 1998.

  The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

  The Audit Committee of the Board of Directors presently consists of Mr. Chambers (Chairman) and Mr. Havens. It held five meetings during 1997 and three meetings during Fiscal 1998. The Audit Committee recommends the engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

  The Compensation Committee of the Board of Directors presently consists of Mr. Chambers (Chairman), Mr. Havens and Mr. Monaco. The Committee reviews and recommends compensation and compensation changes for executives of the Company and the Board of Directors and administers the Company's stock option and stock grant plans. The Committee met two times during 1997 and one time during Fiscal 1998.

  The Nominating Committee of the Board of Directors presently consists of Mr. Jones (Chairman), Mr. Clegg and Mr. Martinson. The Committee recommends to the Board a slate of director candidates for possible election by the stockholders. The Nominating Committee did not meet in 1997 or fiscal 1998, but the entire Board has considered new nominations to the Board. Stockholders who wish to suggest qualified candidates to the Nominating Committee should write to the Secretary of the Company, Nobel Education Dynamics, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063, stating in detail the candidate's qualifications for consideration by the Committee.

COMPENSATION OF DIRECTORS

  The Company pays directors (other than A. J. Clegg) an annual retainer of $6,000 which is paid quarterly and pays members of committees of the Board (other than A. J. Clegg) $750 per meeting for each committee meeting attended. (John Frock's compensation reported in the Summary Compensation Table does not include such fees.)

  The Company's 1995 Stock Incentive Plan, as amended, provides that as of the date 90 days following the closing of each fiscal year that the Plan is in effect, each individual serving as a director of the Company who is not an officer or employee of the Company will be granted a nonqualified stock option to purchase 2,000 shares of Common Stock if the individual served as a director for the entire fiscal year then ended and the Company's pre-tax income for such fiscal year increased at least 20% from the prior fiscal year. Pursuant to the Plan (as in effect prior to its amendment in September 1997), each of Messrs. Chambers, Havens, Jones and Martinson and Ms. Katz received an option to purchase 500 shares of Common Stock on March 31, 1996, and each of Messrs. Chambers, Havens, Jones, Martinson and Monaco and Ms. Katz received an option to purchase 500 shares of Common Stock on March 31, 1997. No options were awarded in March 1998 or for Fiscal 1998.

                                  PROPOSAL 2

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                            (Item 2 on Proxy Card)

   The Board of Directors has selected PricewaterhouseCoopers L.L.P., independent accountants, to audit the consolidated financial statements of the Company for its 1999 fiscal year and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify this appointment, the Board of Directors will reconsider its selection. A representative of PricewaterhouseCoopers, L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                       TO CHANGE THE NAME OF THE COMPANY

                             (Item 3 on Proxy Card)

  The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve an amendment to Article First to the Certificate of Incorporation to change the name of the Company to "NOBEL LEARNING COMMUNITIES, INC."

  The Company believes that the name "Nobel Learning Communities, Inc." is more appropriate to the Company's mission of building a nationwide network of locally oriented learning communities. The new name also has a "school" image versus a corporate image and reflects the broadening of the Company's mission to include schools for learning challenged children and the Company's tutoring programs.

  The proposed amendment to the Certificate of Incorporation which would be adopted if Proposal 3 is approved is as follows:

    Resolved, that the Certificate of Incorporation of the Company, as amended, be further amended by amending Article First to read in its entirety as follows:

    FIRST:  The name of the Corporation is Nobel Learning Communities, Inc.

  In order to be adopted, this proposal must receive the affirmative vote of holders of shares entitled to a majority of the votes represented by the shares of all classes of stock of the Company eligible to vote at the meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Company's Compensation Committee is comprised of three outside directors of the Company, currently Messrs. Chambers (Chairman), Havens and Monaco. At least annually, the Compensation Committee reviews the compensation levels of the Company's executive officers and certain other key employees and makes recommendations to the Board of Directors regarding compensation of such persons. In general, the Compensation Committee endeavors to base the compensation of the executive officers on individual performance, performance against established financial goals based on the Company's strategic plan, and comparative compensation paid to executives of direct competitors and of non-financial service companies.

  The Compensation Committee's review of compensation, other than that of the Chairman and Chief Executive Officer, is based on the recommendations of the Company's internal compensation committee, which consists of A.J. Clegg (Chairman) and John R. Frock (Executive Vice President). Executive officers' compensation generally consists of base salary (which comprises a significant portion of total compensation), bonus (which is based on the Company's performance and/or specific goals), fringe benefits and stock options. All executive officers are reviewed annually for performance, and salary changes are effective in March. Bonuses are distributed after the results of the audit of the financial statements have been verified by the Board.

  In 1997 and Fiscal 1998, the Compensation Committee was involved in setting the compensation of the Chairman and Chief Executive Officer, Executive Vice President - Development, Vice President/Chief Financial Officer, Vice Presidents
- - Operations East and West, Vice President - Real Estate Development, Vice President - Finance and Administration, Vice President - Education, General Counsel, Vice President - Marketing and Human Resources Manager.

  In 1995, a salary structure for executive positions was established, based on a survey performed in May 1995 by Towers and Perrin. Towers and Perrin met with the Compensation Committee members and the Company's executive management to learn about the Company's executives' responsibilities and developed competitive compensation levels using published and private data sources covering companies in the service and education industries, some of which are included in the peer group in the five-year performance graph. Since 1995, the Compensation Committee has established the executive officers' salaries based on the results of this survey, by reviewing other current data as to salary levels for similar positions of direct competitors, and by evaluating the performance of both the executive and the Company during the current year and over time. The Compensation Committee believes that the salaries of the executive officers are within the salary ranges of the companies reviewed.

  The Chairman and Chief Executive Officer's compensation commencing in March 1998 included an annual base salary of $258,000, a bonus plan tied to the Company's net income as compared to the annual plan submitted to and approved by the Board of Directors in December 1997 and customary fringe benefits. Mr. Clegg's salary reflected a $17,989 increase over the prior year. The increase was based on the performance of the Company.

  In 1997 and Fiscal 1998, bonuses for all executive officers were based on criteria which included (1) the Company's performance as compared to plan and
(2) in some cases, satisfaction of specific objectives based on the executive's individual areas of responsibility. The Chairman's bonus was based on attaining the net income in the 1997 business plan. The Vice President - Eastern Operations's bonus was based on Eastern operations attaining the operating profit in the goal in the 1997 business plan. The bonuses of the Executive Vice President - Development, Vice President/Chief Financial Officer, Vice President-Real Estate Development, Vice President -Education, Vice President -Marketing, Vice President - Finance and Administration and General Counsel were based on both the Company's achieving certain pretax or income goals defined in the 1997 Business Plan and specific goals relating to their individual areas of responsibility.

  In 1997, the Company did not achieve the financial goals set in the 1997 Business Plan. Current executives whose bonuses were based on specific performance goals agreed to forgo amounts payable under their bonus plan. No bonuses were paid to current executives in 1997.

                                 Compensation Committee

                                 Mr. Edward Chambers
                                 Mr. Peter Havens
                                 Mr. Eugene Monaco

COMPENSATION TABLES

  The following tables contain compensation data for the Chief Executive Officer and other executive officers of the Company whose salary and bonus during the fiscal year (of six months) ended June 30, 1998 equaled at least $50,000 ($100,000 on an annualized basis).

SUMMARY COMPENSATION TABLE

                                                  __________________________________________________________________________________

                                                        ANNUAL COMPENSATION                         LONG TERM
                                                                                               COMPENSATION AWARDS   ALL OTHER
                                                  -----------------------------------------------------------------  COMPENS-
NAME AND                                                         OTHER        RESTRICTED      SECURITIES             ATION/5/

PRINCIPAL POSITION               YEAR/1/     SALARY    BONUS/2/  ANNUAL       STOCK           UNDERLYING
                                                                 COMPENS-     AWARDS          OPTIONS/
                                                                 ATION/3/                     SARS/4/
- ------------------------------------------------------------------------------------------------------------------------------------

A.J. CLEGG /6/                   1998        $125,887   $     0          -           0             20,000                  $1,645
Chairman, President and          1997         231,778         0          -           0             40,000                   3,217
Chief Executive Officer          1996         208,465         0          -           0                  0                   3,332
                                 1995         160,014    96,000          -           0             45,000                   2,052
- ------------------------------------------------------------------------------------------------------------------------------------


JOHN R. FROCK                    1998        $ 62,348   $     0    $ 7,168           0             12,682                  $1,153
Executive Vice President         1997         119,530         0     13,690           0             40,000                   1,645
                                 1996         112,119         0     13,560         /7/                  0                   1,587
                                 1995          98,082    33,750     13,311           0                /7/                     746
- ------------------------------------------------------------------------------------------------------------------------------------


B. ROBIN EGLIN /8/               1998        $ 57,699   $     0    $ 7,357           0             13,900                  $  550
Executive Vice President -       1997         108,106         0     13,988           0             20,000                   1,067
Real Estate Development          1996         101,018         0     13,841           0                  0                   1,086
                                 1995          72,322    19,500     10,380           0              3,000                     756
- ------------------------------------------------------------------------------------------------------------------------------------


BARRY S. SWIRSKY /8/             1998        $ 51,636   $     0    $ 5,858           0             12,175                  $  342
General Counsel                  1997          98,950         0          -           0             15,000                     632
                                 1996          93,250         0          -           0                  0                     160
                                 1995          13,078    12,750          -           0              5,000                       0
- ------------------------------------------------------------------------------------------------------------------------------------


(1) The 1998 fiscal year consisted of the six months ended June 30, 1998.

(2) Bonuses are reported with respect to the fiscal year earned, although paid in the following year.

(3) The amounts reported for John R. Frock consisted of $3,900 for automobile expenses in fiscal 1998, $7,800 for automobile expenses in each of 1997, 1996 and 1995, and $3,268, $5,890, $5,760 and $5,511 for health insurance in fiscal 1998, 1997, 1996 and 1995, respectively. The amounts reported for B. Robin Eglin consisted of $3,900, $7,800, $7,800 and $5,850 for automobile expenses in fiscal 1998, 1997, 1996 and 1995, respectively, and $3,457, $6,188, $6,041 and $4,530 for health insurance in fiscal 1998, 1997, 1996 and 1995, respectively. The amount reported for Mr. Swirsky in fiscal 1998 consists of $2,000 for automobile expenses and $3,858 for health insurance. Perquisites and other personal benefits for Mr. Clegg and, in 1997, 1996 and 1995, for Mr. Swirsky did not exceed

    10% of the executive officer's salary and bonus, and accordingly have been omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(4) Options granted to A.J. Clegg, B. Robin Eglin and Barry S. Swirsky were granted on December 18, 1995, January 2, 1997 and January 2, 1998; options granted to John R. Frock were granted on January 2, 1997 and January 2, 1998. All such options vest in increments of one-third of the total number of options granted on the first, second and third anniversary dates of the date of grant (except that Mr. Frock's options granted in 1997 vested one-third each on July 3, 1997, December 1, 1997 and December 1, 1998). See also footnote 7 for disclosure regarding certain options granted to John Frock which were subsequently canceled.

(5) Other compensation in fiscal 1998: for A.J. Clegg consisted of $1,019 for life insurance and $626 for employer matching 401(k) plan contributions; for John R. Frock consisted of $823 for life insurance and $330 for employer matching 401(k) plan contributions; for B. Robin Eglin consisted of $244 for life insurance and $306 for employer matching 401(k) plan contributions; and for Barry S. Swirsky consisted $80 for life insurance and $262 for employer matching 401(k) plan contributions.

(6) In August 1994, A.J. Clegg was hired as an employee of the Company in the position of Chairman and Chief Executive Officer. Prior to this time, Mr. Clegg was the Chairman and Chief Executive Officer of JBS Investment Banking, Ltd. ("JBS"). During 1995, the Company paid fees to JBS approved by the Board totaling $8,289 for the consulting services of JBS personnel.

(7) The Company made a Restricted Stock Award to Mr. Frock under the 1995 Stock Incentive Plan of 25,000 shares of Common Stock on March 19, 1996. However, these shares were never issued, and the Company and Mr. Frock subsequently agreed to the cancellation of such award. Further, on December 18, 1995, the Company granted Mr. Frock an option to purchase 25,000 shares of common stock, which option was canceled in March 1996.

(8) B. Robin Eglin joined the Company in April 1995; Barry S. Swirsky joined the Company in September 1995.

OPTIONS/STOCK APPRECIATION RIGHTS GRANTED IN 1997 AND FISCAL 1998

1997                                                                       POTENTIAL REALIZED VALUE AT
                                                                         ASSUMED ANNUAL RATES OF STOCK
                                INDIVIDUAL GRANTS                       PRICE APPRECIATION FOR OPTION TERM
                                                                                       (10 YRS)/1/
               ---------------------------------------------------------------------------------------------
                             % OF TOTAL
               NUMBER OF     OPTIONS/                                   AT 0%    AT 5%    AT 10%
               SECURITIES    SARS           EXERCISE OR   EXPIRATION    ANNUAL   ANNUAL   ANNUAL
NAME OF        UNDERLYING    GRANTED        BASE PRICE    DATE          GROWTH   GROWTH   GROWTH
EXECUTIVE      OPTION/       TO ALL         PER SHARE                   RATE     RATE     RATE
               SARS          EMPLOYEES
               GRANTED/2/    IN 1997/3/
- ------------------------------------------------------------------------------------------------------------
A. J. Clegg         40,000         20.70%        $10.375     1/2/07           $0  $260,991  $661,403
John R. Frock       40,000         20.70%        $10.375     1/2/07           $0  $260,991  $661,403
B. Robin Eglin      20,000         10.35%        $10.375     1/2/07           $0  $130,496  $330,702
Barry S. Swirsky    15,000          7.76%        $10.375     1/2/07           $0  $ 97,872  $248,026

FISCAL 1998                                                                           POTENTIAL REALIZED VALUE AT
                                                                                    ASSUMED ANNUAL RATES OF STOCK
                                           INDIVIDUAL GRANTS                       PRICE APPRECIATION FOR OPTION TERM
                                                                                                  (10 YRS)/1/
                          ---------------------------------------------------------------------------------------------
                                        % OF TOTAL
                          NUMBER OF     OPTIONS/                                   AT 0%       AT 5%       AT 10%
                          SECURITIES    SARS           EXERCISE OR   EXPIRATION    ANNUAL      ANNUAL      ANNUAL
NAME OF EXECUTIVE         UNDERLYING    GRANTED        BASE PRICE    DATE          GROWTH      GROWTH      GROWTH
                          OPTION/       TO ALL         PER SHARE                   RATE        RATE        RATE
                          SARS          EMPLOYEES
                          GRANTED/2/    IN F 1998/3/
- -----------------------------------------------------------------------------------------------------------------------
A. J. Clegg                    20,000        14.16%         $5.0625     1/2/08            $0      $63,676     $161,366

John R. Frock                  12,682         8.98%         $5.0625     1/2/08            $0      $40,377     $102,322

B. Robin Eglin                 13,900         9.84%         $5.0625     1/2/08            $0      $44,255     $112,150

Barry S. Swirsky               12,175         8.62%         $5.0625     1/2/08            $0      $38,763     $ 98,232

(1) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock of the Company appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of up to three years. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of the Company's Common Stock.

(2) Options granted vest in increments of one-third of the total number of options granted on the first, second and third anniversary dates of the date of grant (except options granted to Mr. Frock in 1997, which vested one-third each on July 3, 1997, December 1, 1997 and December 1, 1998).

(3) During 1997, the Company granted to employees options to purchase an aggregate of 193,200 shares of Common Stock. During 1998, the Company granted to employees options to purchase an aggregate of 141,257 shares of Common Stock.

    AGGREGATED OPTION/STOCK APPRECIATION RIGHTS EXERCISED IN 1997 AND FISCAL 1998 AND VALUE OF OPTIONS AT JUNE 30, 1998


                           EXERCISED IN 1997 OR    NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                               FISCAL 1998        OPTIONS AT JUNE 30, 1998         IN-THE-MONEY OPTIONS AT
                                                                                        JUNE 30, 1998
                         -----------------------------------------------------------------------------------------
                           SHARES       VALUE     EXERCISABLE    UNEXERCISEABLE    EXERCISABLE  UNEXERCISEABLE
NAME OF EXECUTIVE        ACQUIRED ON   REALIZED
                          EXERCISE
- ------------------------------------------------------------------------------------------------------------------
A. J. Clegg                  0            0           43,333             61,667            $0         $78,750
John R. Frock                0            0           13,333             39,349            $0         $49,935
B. Robin Eglin               0            0            8,667             28,233            $0         $54,731
Barry S. Swirsky             0            0            8,333             23,842            $0         $47,939
- ------------------------------------------------------------------------------------------------------------------

None of the above named executive officers held any stock appreciation rights at June 30, 1998.

EXECUTIVE SEVERANCE PLAN

  In March 1997, the Company adopted an Executive Severance Pay Plan (the "Severance Plan"). The Severance Plan covers each of the five executive officers named in the table on page 16, as well as five other officers and key executives of the Company, and persons who succeed to the positions held by such executives and such other additional employees or positions as determined by written resolution of the Board from time to time (collectively, the "Eligible Executives"). Under the Severance Plan, if the employment of an Eligible Executive with the Company terminates following a Change in Control (as defined in the Severance Plan) of the Company, under specified circumstances, the Eligible Executive will be entitled to receive the severance benefit specified in the Severance Plan. The amount payable to an Eligible Executive would equal
(a) the Eligible Executive's salary for a period of months equal to six plus the number of years of service of the Eligible Executive as of the date of termination (or two times the number of years of service, if he or she has completed at least three years of service as of the termination date), subject to a maximum of 18 months' pay, plus (b) the bonus which would have been payable to the Eligible Executive for the year in which employment was terminated pro rated based on the number of months of employment in the year of termination.

AGREEMENTS WITH EXECUTIVE OFFICER

  The Company and John R. Frock are parties to a Noncompete Agreement which provides that the Company will make a payment to Mr. Frock following his termination for any reason if, within 30 days of his termination date, Mr. Frock delivers a letter to the Company agreeing not to engage in specified activities in competition with the Company for four years. The amount of such payment will equal $170,000 if the termination date is on or before November 30, 1998 and $255,000 if the termination date is after November 30, 1998. The Company and Mr. Frock are also parties to a Contingent Severance Agreement which provides that if Mr. Frock's employment is terminated because (i) the Company terminates Mr. Frock's employment without Cause (as defined in the agreement) or (ii) Mr. Frock resigns following a Change in Control (as defined in the agreement), within 20 days following the date of termination, the Company must make a severance payment to Mr. Frock. The amount of such payment would be calculated in the same manner as a payment under the Noncompete Agreement. The Company will not under any circumstance be required to make a payment to Mr. Frock under both the Noncompete Agreement and the Contingent Severance Agreement.

                               STOCK PERFORMANCE

  The following line graph compares the cumulative total stockholder return on the Company's Common Stock with the total return of the Nasdaq Stock Market (U.S. Companies) and an index of peer group companies for the period December 31, 1992 through June 30, 1998 as calculated by the Center for Research in Security Prices (CRSP). The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1992 and that all dividends paid by the companies included in the indexes were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                             PERFORMANCE GRAPH FOR

                        NOBEL EDUCATION DYNAMICS, INC.



                                  12/92   12/93  12/94  12/95  12/96  12/97  6/98
Nobel Education Dynamics, Inc.    100.0   87.5   112.5  425.0  250.0  126.6  225.0

Nasdaq Stock Market
(U.S. Companies)                  100.0   114.8  112.2  158.7  195.2  239.5  288.2

Self-Determined Peer Group        100.0   150.2  157.3  240.2  399.3  484.3  628.7

The self determined peer group includes Children's Discovery Centers of America, Inc.; ITT Educational Services, Inc.; La Petite Academy, Inc.; Youth Services International, Inc., DeVry Inc.; Kindercare Learning Centers, Inc.; and Sylvan Learning Systems, Inc.

Notes:

    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization of the previous trading day.
    C. If the monthly interval, used on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. No trading activity recorded for Nobel Education Dynamics, Inc. from 6-9-92 to 7-16-93.
    E. The index level for all series was set to $100 at 12-31-92.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and ten percent stockholders are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms ("Forms 3, 4, and 5") that they file. To the Company's knowledge, based solely on a review of copies of the Forms 3, 4 and 5 furnished to the Company and written representations as to all transactions in the Company's securities effected during the period from January 1, 1997 through June 30, 1998, all applicable Section 16(a) filing requirements were complied with.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In July 1998, the Company issued a $10,000,000 10% senior subordinated note to Allied Capital Corporation, of which William L. Walton, a nominee to become director of the Company, is President, Chairman and Chief Executive Officer. Payments on the senior subordinated note are subordinate to the Company's senior bank debt. In connection with the financing transaction, the Company also issued to Allied Capital Corporation warrants to acquire 531,255 shares of the Company's common stock at $8.5625 per share. The aggregate purchase price for the senior subordinated note and the warrants equaled $10,000,000. In connection with the financing, the Company granted to Allied Capital Corporation certain rights to require the Company to register the shares of Common Stock issuable upon exercise of the warrants under the Securities Act of 1933.

  During fiscal 1997 and 1998, legal services were rendered to the Company by Drinker Biddle & Reath, of which Morgan R. Jones, a director of the Company, is a partner and Chairman. Fees paid to this firm were $36,000 in 1997 and $1,100 in the six month fiscal year ended June 30, 1998. The Company expects this firm to continue to provide such services in fiscal 1999.

                              GENERAL INFORMATION

  Stockholders who wish to obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as filed with the Securities and Exchange Commission, may do so by writing or calling Yvonne DeAngelo, Vice President - Finance and Administration and Secretary, Nobel Education Dynamics, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, Pennsylvania 19063, telephone (610) 891-8200 or by sending an electronic mail message to nobel@educating.com.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1999 Annual of Meeting of Stockholders must be received by the Company no later than July 22, 1999 and be otherwise in compliance with applicable laws and regulations in order for such proposals to be included in the Proxy Statement. In addition, the Company's Certificate of Incorporation requires that any stockholder who wishes to make a nomination for the office of director or to initiate a proposal or other business at the 1999 Annual Meeting must give the Company advance notice by September 5, 1999 (or, if the date of the 1999 Annual Meeting is before October 30, 1999 or after December 9, 1999, by the date ten days following the date that the Company first mails to stockholders the Company's notice of the meeting), and that notice must meet certain other requirements set forth in the Company's Certificate of Incorporation.


By Order of the Board of Directors

Yvonne DeAngelo
Vice President - Finance and Administration and Secretary

October 1, 1998

                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         NOBEL EDUCATION DYNAMICS, INC.

  The undersigned hereby appoints A.J. Clegg, Yvonne DeAngelo and Barry S. Swirsky proxies for the undersigned, each with power to appoint his substitute, and authorizes each of them acting alone, or together if more than one is present, to represent and to vote, as specified below, all of the shares of the undersigned held of record by the undersigned on September 25, 1998, at the 1998 Annual Meeting of Stockholders of Nobel Education Dynamics, Inc. (the "Company") on November 19, 1998, and at all adjournments thereof, on the matters set forth herein and in the discretion of the proxies for the transaction of such other business as may come before the meeting.

1. ELECTION OF TWO DIRECTORS TO SERVE FOR A THREE YEAR TERM (UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN THE YEAR 2001)
   [_] FOR all nominees listed below         [_] WITHHOLD AUTHORITY to vote for
   (except as marked to the contrary below): all nominees listed below

    Morgan R. Jones                          William L. Walton

    INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:

   _____________________________________________________________________________

2. RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1999.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN
                   (Continued and to be SIGNED on Reverse Side)

3. APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "NOBEL LEARNING COMMUNITIES, INC.":
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH NOMINEE, "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS L.L.P AS AUDITORS FOR THE COMPANY'S 1999 FISCAL YEAR, AND "FOR" THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                                        ---------------------------------------

                                        ---------------------------------------

                                        YOUR NAME SHOULD APPEAR EXACTLY AS
                                        YOUR NAME APPEARS IN THE SPACE AT THE
                                        LEFT. FOR JOINT ACCOUNTS, ANY CO-OWNER
                                        MAY SIGN. WHEN SIGNING IN A FIDUCIARY
                                        OR REPRESENTATIVE CAPACITY, PLEASE
                                        GIVE YOUR FULL TITLE AS SUCH. IF A
                                        CORPORATION OR PARTNERSHIP, SIGN IN
                                        FULL CORPORATE OR PARTNERSHIP NAME BY
                                        AUTHORIZED OFFICER OR PARTNER.

                                        Dated: _________________________ , 1998